EIGTH SUPPLEMENT DATED MAY 22, 1998,
                    TO SEVENTH SUPPLEMENT DATED MAY 4, 1998,
                      SIXTH SUPPLEMENT DATED APRIL 3, 1998,
                      FIFTH SUPPLEMENT DATED APRIL 1, 1998,
                     FOURTH SUPPLEMENT DATED MARCH 23, 1998,
                    THIRD SUPPLEMENT DATED FEBRUARY 25, 1998,
                    SECOND SUPPLEMENT DATED JANUARY 21, 1998,
                 PROSPECTUS SUPPLEMENT DATED DECEMBER 19, 1997,
                      TO PROSPECTUS DATED NOVEMBER 26, 1997
                             COSTCO COMPANIES, INC.


         The following table sets forth certain information as of May 22, 1998 as to the security ownership of persons not named as Selling Securityholders in the Prospectus dated November 26, 1997, or the Prospectus Supplements dated December 19, 1997, or January 21, February 25, March 23, April 1, April 3, and May 4, 1998.

                         Face Amount of Notes    Shares of Common Stock Owned
Selling Securityholder Owned Prior to Offering        Prior to Offering1
                                 ($)
Schroder & Co.                   $3,250,000                     36,902




     1 Includes the Shares into which the Notes are convertible.


     The date of this Prospectus Supplement is May 22, 1998